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                                                                   Exhibit 10.76


July 30 2002


Hanover Compressor Company
12001 North Houston Rosslyn
Houston, Texas 77086
Attn: Board of Directors

Gentlemen:

This letter agreement sets forth my agreement to assign and transfer the Shares (as hereafter defined) from me to Hanover Compressor Company (the "Company") effective the date hereof. In consideration of a payment by the Company of $1,320,000 (the "Funds") to me and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby transfer, convey and assign to the Company 147,322 shares of common stock, no par value, of the Company (the "Shares"), which amount was derived by dividing $1,320,000 by $8.96, which was the closing price of the Company's common stock quoted on the New York Stock Exchange Composite Tape on July 29, 2002 (the "Shares"). In connection with the transfer of the Shares, I represent and warrant to the Company that I am the record and beneficial owner of, and have good and marketable title to the Shares. I represent and warrant to the Company that the Shares are free and clear of any liens (including judgment and mechanics liens, regardless of whether liquidated), mortgages, assessments, security interests, pledges, options or other charges, claims, encumbrances, hypothecations, restrictions, or adverse claims of any kind (collectively the "Liens"), other than (a) the security interest and claim of Herndon Plant Oakley Ltd. ("HPO") on the Shares (the "Broker's Lien"), which will be released upon receipt of funds sufficient to satisfy margin loan requirements, and (b) restrictions which may be imposed by the securities laws. I will use the Funds to effect release of the Broker's Lien. Upon delivery of the Shares pursuant to this letter, together with a duly executed stock power, the Company will have good and marketable title to the Shares, free and clear of all Liens, created by or through me. I represent and warrant to the Company that I have full power and authority to execute and deliver this letter and perform my obligations hereunder, that no approval, authorization, consent or other action by, or filing with, any governmental authority or other party is required in connection with my execution and delivery of this letter and the performance of my obligations hereunder (except the filing of Form 4 with the Securities and Exchange Commission), and that this letter constitutes a legal, valid and binding obligation, enforceable against me in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. I represent and warrant to the Company that the execution, delivery and performance of this letter and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or constitute a default under any agreement, instrument, judgment, or order binding upon me, or violate the requirements of any applicable law, other than the Broker's Lien. I covenant and agree to defend, indemnify and hold harmless the Company from and against any

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inaccuracy in or breach of any representations or warranties made by me in this letter, provided that my liability under this sentence shall not exceed the amount paid to me hereunder by the Company for the Shares. I also agree to take any other action and execute any other documents or agreements that the Company may reasonably request to carry out the purpose and intent of this letter.

The parties understand that the Company is currently in a blackout period and each party acknowledges that it may possess material nonpublic information about the Company and therefore cannot sell the Shares on the open market and the Company agrees that it shall not publicly sell the Shares during the blackout period. I hereby represent that the purpose of the transaction described in this letter is to prevent HPO from selling in the open market shares of Hanover stock in my account to cover a margin call. In consideration for allowing me to sell the Shares to the Company in the private transaction described in this letter, each party hereby waives and releases any claim that it might have against the other party (which includes for this purpose the Company's officers and directors) solely with respect to the transaction described in this letter, including but not limited to any claim that such party may possess certain nonpublic information about the Company, its businesses, finances, prospects or other matters, that the other party does not have and which might affect a decision to buy or sell the Shares in the transaction described in this letter.

It is understood that the Company has wire transferred the Funds to my account at HPO pursuant to the wire instructions set forth on an attachment hereto and that HPO will deposit the Shares into the account of the Company as soon as reasonably possible. HPO hereby represents and warrants that there are sufficient shares in the account of Michael J. McGhan to enable him to perform his obligations hereunder.

This letter shall be governed by the laws of the state of Texas without regard to conflicts of laws principles and venue for any dispute hereunder shall lie in the state or federal courts of Harris County, Texas.


                                                Very truly yours,

                                                /s/ Michael J. McGhan
                                                -------------------------------
                                                Michael J. McGhan

Acknowledged and agreed with respect to
the matters in the penultimate paragraph of this letter:

HERNDON PLANT OAKLEY LTD.

By:    /s/ Phillip M. Plant
   ------------------------------------
Name:  Phillip M. Plant
     ----------------------------------
Title: Partner
      ---------------------------------




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Acknowledged and agreed:

HANOVER COMPRESSOR COMPANY


By:     /s/ John Jackson
   -----------------------------------
Name:   John Jackson
     ---------------------------------
Title:  Chief Financial Officer
      --------------------------------



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                                 SPOUSAL CONSENT

     The spouse of Michael J. McGhan by executing this letter is aware of, understands, and consents to the provisions of the letter and its binding effect upon any community property interest or marital settlement awards she may now or hereafter own or receive.


         /s/ Ruth Lynn McGhan
         ----------------------------------
         Ruth Lynn McGhan




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                                   STOCK POWER

     For the full and adequate consideration received, Michael J. McGhan, hereby sells, assigns, and transfers to_____________ his interest in ____________ and all of his legal and beneficial interest in_____________ being ________ (____) fully paid and non-assessable shares of common stock, now registered in the name of _________ on the books of said Corporation, being Certificate No.___, and hereby appoints ____________, to transfer the aforesaid shares of stock on the books of the Corporation.

         Dated the____ day of July, 2002.



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